Exhibit 99.2
Recursion Announces CEO Transition Plan to Drive Next Phase of Growth
Co-Founder and CEO Chris Gibson to Transition to Chairman of the Board; Najat Khan, to be named Chief Executive Officer and President
SALT LAKE CITY, November 5, 2025 – Recursion (NASDAQ: RXRX), a leading clinical stage TechBio company decoding biology to radically improve lives, today announced that its Board of Directors has unanimously approved a leadership transition plan to become effective January 1, 2026:
●Najat Khan, Ph.D., currently Chief R&D and Commercial Officer and a Board Member, will succeed Co-Founder and CEO Chris Gibson, Ph.D., as Chief Executive Officer and President. Najat will also continue in her role as a member of the Board of Directors.
●Chris Gibson, Ph. D., current Co-Founder and CEO, will transition to Chairman of the Board of Directors and an interim Executive Advisor
●Rob Hershberg, MD/Ph.D., Recursion’s current Chairman, will transition to Vice-Chairman and Lead Independent Director
The planned appointments reflect our shared commitment to continuity, collaboration, and the next phase of Recursion’s journey evolving the OS platform, advancing its pipeline, and bringing transformational medicines to patients.
"The Board’s unanimous decision to appoint Najat Khan as Recursion’s next CEO is a clear reflection of our confidence in her strategic acumen and proven track record of converting new science into tangible value,” said Dr. Rob Hershberg, Recursion’s current Chairman. “This transition has been planned to ensure absolute continuity of Recursion’s mission and vision. Chris’s guidance as our new Chairman guarantees we retain his unparalleled expertise in the TechBio space. We thank Chris for his exceptional leadership for the past twelve years, during which he transformed Recursion from an ambitious idea to the pioneer of a new sector, and we are united behind and excited for Najat to lead this next, critical chapter of execution and value creation for the company."
"After partnering with Najat Khan for the past 18 months, I have absolute faith that she is the right leader for Recursion's next phase,” said Dr. Chris Gibson, Co-founder and CEO of Recursion. “Her unique and exceptional combination of strategic insight, scientific rigor, bold vision and commitment to leveraging technology to shift the way we discover treatments for patients through our platform is what’s needed for the company’s evolution. I am deeply honored to have built Recursion into the leading public TechBio company today and I look forward to continuing my unwavering dedication to our team and mission as Board Chairman."

“I’m deeply honored to step into the role of CEO and President and build on the remarkable foundation established by Chris Gibson and the visionary founders of Recursion,” said Dr. Najat Khan. “Powered by exceptional people and united by a bold mission to decode biology to radically improve patients’ lives, Recursion has built something differentiated — a platform that unites biology, chemistry, and AI at unprecedented scale, a pipeline with meaningful near-term readouts, and a culture defined by curiosity, courage, and conviction.”
“Throughout my career, I’ve always worked at the intersection of science, data, and business — building R&D portfolios, scaling AI organizations, and translating bold ideas into therapies that matter. Recursion brings all of that together: a company with immense potential at the forefront of technology and medicine. This is a pivotal chapter — one that will require bold and strategic focus, thoughtful navigation of complexity, and relentless determination to fully realize our vision. I’m excited to lead our next phase — turning platform insights into clinical proof, scaling where we have a true edge, and ultimately delivering transformational medicines for patients. I’m deeply grateful to Chris for his courageous vision and partnership, and I look forward to continuing to work with him and the Board as we build Recursion’s future together.”
About Najat Khan, Ph.D.
Dr. Khan is an accomplished biopharma leader with a proven record of advancing a bold, AI-native approach to discovering, developing, and delivering novel medicines for patients with unmet needs. She brings a unique ability to integrate scientific discovery, data and technology, and business strategy — experience gained across both large pharma and TechBio — to drive meaningful innovation and impact.
Since joining Recursion in 2024 as the Chief R&D and Chief Commercial Officer, Dr. Khan has delivered bold vision with disciplined leadership to advance value and impact. She has prioritized and progressed multiple clinical programs and helped lead the company’s combination with Exscientia—2024’s largest TechBio M&A deal. Dr. Khan has also been instrumental in expanding the Recursion OS 2.0 platform into a true end-to-end engine for drug discovery, including deepening biological insights and patient connectivity and integrating precision chemistry and AI-enabled trial design.
Prior to Recursion, Dr. Khan was Chief Data Science Officer and Senior Vice President, Global Head of Strategy, Portfolio & Operations for R&D at Johnson & Johnson Innovative Medicine, where she helped to triple pipeline value and built an industry-leading data science organization — positioning J&J as one of the first major pharma companies to strategically scale AI across its R&D portfolio. She also co-chaired the enterprise-wide Data Science Council, helping to accelerate adoption of data science across the company in 3 sectors. Earlier in her career, Dr. Khan was a Senior Principal and Partner with The Boston Consulting Group (BCG), working with leading biopharma, biotech, payer, and provider organizations on strategy and operations.
Dr. Khan holds a Ph.D. in Organic Chemistry from the University of Pennsylvania, an AI/ML Certification from MIT’s Computer Science and Artificial Intelligence Laboratory (CSAIL), and a B.A. in Computational Chemistry from Colgate University.

About Recursion
Recursion (NASDAQ: RXRX) is a clinical stage TechBio company leading the space by decoding biology to radically improve lives. Enabling its mission is the Recursion OS, a platform built across diverse technologies that continuously generate one of the world’s largest proprietary biological and chemical datasets. Recursion leverages sophisticated machine-learning algorithms to distill from its dataset a collection of trillions of searchable relationships across biology and chemistry unconstrained by human bias. By commanding massive experimental scale — up to millions of wet lab experiments weekly — and massive computational scale — owning and operating one of the most powerful supercomputers in the world, Recursion is uniting technology, biology and chemistry to advance the future of medicine.
Recursion is headquartered in Salt Lake City, where it is a founding member of BioHive, the Utah life sciences industry collective. Recursion also has offices in Montréal, New York, London, and the Oxford area. Learn more at www.recursion.com, or connect on X and LinkedIn.
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Investor Contact
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Forward-Looking Statements
This document contains information that includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding executive and Board transition plans and their impact on the mission and operations of the company, and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to or after regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; our ability to leverage and enhance our drug discovery platform; our ability to obtain financing for development activities and other corporate purposes; the success of our collaboration activities; our ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; our ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to our technology systems; our ability to attract, motivate, and retain key employees and manage our growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.